UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 2, 2007 .

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 2, 2007, the registrant’s indirect wholly-owned Japanese subsidiary, Nihon Entegris KK, entered into a yen denominated loan agreement with Sumitomo Mitsui Banking Corporation to borrow the yen equivalent of approximately $39.3 million; of this amount the equivalent of approximately $13.1 million is a short term borrowing with a term of less than one year and the equivalent of approximately $26.2 million is a three year term loan. In addition, Nihon Entegris KK, entered into a yen denominated short-term loan agreement with The Bank of Tokyo Mitsubishi UFJ Ltd. to borrow the yen equivalent of approximately $4.3 million for a period of less than one year. These borrowings are unsecured, carry no financial covenants and bear interest, payable semi-annually, at rates equivalent to approximately 1.5% per annum.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: November 6, 2007	By	/s/ Gregory B. Graves
Gregory B. Graves,
Senior Vice President & Chief Financial Officer